Report of Independent Auditors


The Board of Directors
American  Centurion Life Assurance Company

We have audited the financial statements of American Centurion Life Assurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated February 5, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 24(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
February 5, 1998
Minneapolis, Minnesota

AMERICAN CENTURION LIFE ASSURANCE COMPANY
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1997


-----------------------------------------------------------------------------------------------------------------------
Column A                                              Column B               Column C                  Column D

Type of Investment                                      Cost                  Value                 Amount at which
                                                                                                     shown in the
                                                                                                     balance sheet
-----------------------------------------------------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and

          authorities (a)                       $            1,522    $              1,635     $                 1,522
        States, municipalities and
           political subdivisions                                0                       0                           0
        All other corporate bonds                           16,176                  16,518                      16,176
                                                  -----------------     -------------------      ----------------------
              Total held to maturity                        17,698                  18,153                      17,698

    Available for sale:
        United States Government and
          government agencies and
          authorities (b)                                   80,996                  82,191                      82,191
        States, municipalities and
           political subdivisions                            1,000                   1,031                       1,031
        All other corporate bonds (c)                      128,944                 132,939                     132,939
                                                  -----------------     -------------------      ----------------------
              Total available for sale                     210,940                 216,161                     216,161

              Total investments                 $          228,638    $          XXXXXXXXX     $               233,859
                                                  =================                              ======================

(a) - Includes mortgage-backed securities with a cost and market value of $1,522 and $1,635, respectively.
(b) - Includes mortgage-backed securities with a cost and market  value  of
$78,911  and  $80,092,   respectively.
(c) - Includes mortgage-backed securities with a cost and market value of $10,494 and $10,704, respectively.

AMERICAN CENTURION LIFE ASSURANCE COMPANY
SCHEDULE IV - REINSURANCE ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

    Column A              Column B       Column C         Column D         Column E     Column F

                         Gross amount    Ceded to other   Assumed from     Net          % of amount
                                         companies        other companies  Amount       assumed to net

For the year ended
  December 31, 1997

Life insurance in force  $ 216,961       $  216,726        $    --         $235          0.00%

Premiums:
  Life insurance         $   1,346       $    1,346        $    --         $ --          0.00%

Total premiums           $   1,346       $    1,346        $    --         $ --          0.00%
-------------------------------------------------------------------------------------------------------------------

For the year ended
  December 31, 1996
Life insurance in force  $ 242,209       $  241,974        $    --         $235         0.00%

Premiums:
  Life insurance         $   1,351       $    1,351        $    --         $ --         0.00%

Total premiums           $   1,351       $    1,351        $    --         $ --         0.00%
-------------------------------------------------------------------------------------------------------------------

For the year ended
  December 31, 1995

Life insurance in force  $ 265,799       $  265,564        $    --         $ 235        0.00%

Premiums:
  Life insurance        $    1,384       $    1,384        $    --         $ --         0.00%

Total premiums          $    1,384       $    1,384        $    --         $ --         0.00%
-------------------------------------------------------------------------------------------------------------------